                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]



                                                        WRITER'S DIRECT DIAL:
                                                           (714) 725-4000
                                February 7, 1997

Epoch Pharmaceuticals, Inc.
1725 220th Street, S.E., No. 104
Bothell, Washington 98021

                 RE:      Registration Statement on Form SB-2

Gentlemen:

                 This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (the "Registration Statement"), as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on behalf of Epoch Pharmaceuticals, Inc. (the "Company"). The Registration Statement relates to 1,268,258 shares of the Company's Common Stock which are to be offered for sale by certain stockholders of the Company from time to time.

                 We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. Based upon the foregoing and upon such issues of law as we deem relevant, it is our opinion that the 1,268,258 shares of Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable, and, upon exercise of warrants, an additional 3,515,865 shares of Common Stock will be duly and validly authorized and issued and will be fully paid and non-assessable.


                                                                       Exhibit 5
                                                     Epoch Pharmaceuticals, Inc.
                                                Form SB-2 Registration Statement
                                                      Registration No. 333-_____
                                  EXHIBIT 5.0

Epoch Pharmaceuticals, Inc.
February 7, 1997
Page 2


                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus contained in the Registration Statement under the heading "Legal Matters."

                                           Very truly yours,

                                           STRADLING, YOCCA, CARLSON & RAUTH